EXHIBIT 99.1

MINERALS TECHNOLOGIES

Innovative Technologies.
Essential Solutions.™

News Release
Investor Contact: Lydia Kopylova, (212) 878-1831
Media Contact: Jennifer Albert, (212) 878-1840

Minerals Technologies Inc. Announces Completion of Sale of Subsidiary’s Talc Business

Riverspan Partners Acquires Assets and Operations of Barretts Minerals Inc.

NEW YORK, April 29, 2024 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today announced that its subsidiary, Barretts Minerals Inc. (“BMI”), has completed the sale of all the talc assets to Riverspan Partners (“Riverspan”) for $32 million. The go-forward company will conduct business under the Barretts Minerals brand.

The United States Bankruptcy Court for the Southern District of Texas (the "Court") approved the sale, which includes an agreement to assume certain Assumed Liabilities, on March 25, 2024 as part of the ongoing Chapter 11 process of Barretts Minerals Inc. (“BMI”) and Barretts Ventures Texas LLC (together, “BMI”). Proceeds from the sale will be used to fund BMI’s ongoing Chapter 11 case including the repayment of its debtor-in-possession funding and the anticipated creation of a section 524(g) trust.

No other subsidiaries or business units of MTI are included in the Chapter 11 filing or the sale and, as such, all are operating business as usual and will continue to do so.

“This is an important step in MTI’s exit from the talc business, and represents forward progress in BMI’s Chapter 11 process,” said Douglas T. Dietrich, Chairman and Chief Executive Officer of MTI. “This sale not only delivers value and certainty to BMI’s various stakeholders, it also enables MTI to move forward with a clear focus on achieving our long-term strategic objectives.”

Riverspan Partners is a Chicago-based investment firm focused on lower middle market companies in the industrials sector, including engineered materials and advanced manufacturing. Leveraging its deep domain expertise, Riverspan seeks to work with management teams to accelerate growth and build durable, long-term success.

Dave Thomas, Partner and Co-Founder at Riverspan, said, “Riverspan is committed to the long-term success of Barretts, and we are excited to partner with the organization and its leaders in the next phase of the company’s growth. We are excited to acquire these high-quality assets, which are bolstered by a very talented employee base and a strong safety culture. We look forward to providing financial support and operational expertise as the business expands its product portfolio and continues to deliver excellent service to its customers.”

BMI is advised by Latham & Watkins LLP, Jefferies LLC, and M3 Partners. Additional information about the Chapter 11 cases can be found at: https://cases.stretto.com/BMI.

Riverspan is advised by Milbank LLP, McDermott Will & Emery LLP, and Holland & Hart LLP.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries Barretts Minerals Inc. and Barretts Ventures Texas LLC; claims for legal, environmental and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2023 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.